As filed with the Securities and Exchange Commission on January 25, 2002
                                         Registration No. 333-75006


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                           -----------

                         AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         --------------
                           CADIZ INC.
     (Exact name of registrant as specified in its charter)

       Delaware                                    77-0313235
 (State or jurisdiction of                      (I.R.S. Employer
incorporation or organization)                 Identification No.)
                     100 Wilshire Boulevard
                           Suite 1600
               Santa Monica, California 90401-1111
                         (310) 899-4700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     Jennifer Hankes Painter
               Vice President and General Counsel
                     100 Wilshire Boulevard
                           Suite 1600
               Santa Monica, California 90401-1111
                         (310) 899-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)


                  Copies of communications to:
                   HOWARD J. UNTERBERGER, ESQ.
                   CHRISTINA LYCOYANNIS, ESQ.
                        Miller & Holguin
              1801 Century Park East, Seventh Floor
                  Los Angeles, California 90067
                         (310) 556-1990


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this Registration
                            Statement

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: _____

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.   X
               ----

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ____

=================================================================

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=================================================================
PROSPECTUS

          DATED JANUARY 25, 2002 SUBJECT TO COMPLETION

                           CADIZ INC.
 WARRANTS FOR THE PURCHASE OF 215,000 SHARES OF COMMON STOCK AND
COMMON STOCK UNDERLYING WARRANTS, 1,368,184 SHARES OF COMMON STOCK UNDERLYING PREFERRED STOCK AND 40,000 ADDITIONAL SHARES OF COMMON STOCK

     The selling securityholders are offering and selling:

       * warrants to purchase 215,000 shares of common stock and 215,000 shares of common stock issuable upon the exercise of these warrants;

       * 1,368,184 shares of common stock issuable upon conversion of, or as payment of stock dividends on, Cadiz' Series E-1 and Series E-2 Convertible Preferred
          Stock; and

       * an additional 40,000 shares of common stock.

     We issued the Series E-1 and Series E-2 Convertible Preferred Stock to the selling securityholders on October 22, 2001 and November 28, 2001, respectively, in private transactions exempt from the registration requirements of the Securities Act of 1933. We issued the 215,000 warrants and 40,000 shares of common stock to the selling securityholders in connection with the convertible preferred stock transactions. We do not know when or how the selling securityholders intend to sell their shares or warrants or what the price, terms or conditions of any sales will be. The selling securityholders may sell the shares or warrants directly or through underwriters, dealers or agents, who may receive compensation. The selling securityholders may sell the shares or warrants in privately negotiated transactions and may also sell the shares in market transactions. Cadiz will not receive any proceeds from the sale of the shares or warrants by the selling securityholders. However, Cadiz will receive the exercise price of the warrants if and when they are exercised, unless the warrants are exercised pursuant to a "cashless exercise" provision. The warrants entitle the holders to purchase common stock at an initial exercise price per share of $7.50.

     Cadiz' common stock is traded on the Nasdaq National Stock
Market System under the symbol "CLCI." On January 23, 2002, the last reported sale price of our common stock on Nasdaq was $8.94.

                          -------------

     AN INVESTMENT IN THESE SECURITIES IS RISKY. YOU SHOULD PURCHASE THESE SECURITIES IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. PLEASE SEE THE RISK FACTORS BEGINNING ON PAGE 2 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF COMMON STOCK OR WARRANTS TO PURCHASE COMMON STOCK.
                           ----------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                            OFFENSE.

         The date of this prospectus is__________, 2002.


                        TABLE OF CONTENTS


                                                             Page

Notice About Forward Looking Statements. . . . . . . . . . . .1

About Cadiz and Sun World. . . . . . . . . . . . . . . . . . .1

Recent Developments. . . . . . . . . . . . . . . . . . . . . .1

Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . 2

Description of Securities. . . . . . . . . . . . . . . . . . .7

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .9

Sales by Selling Securityholders. . . . . . . . . . . . . . .10

Plan of Distribution. . . . . . . . . . . . . . . . . . . . .12

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . 13

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Where You Can Find More Information. . . . . . . . . . . . . 14

   				PAGE i


             NOTICE ABOUT FORWARD-LOOKING STATEMENTS

     Information presented in this prospectus, and in other documents which are incorporated by reference in this prospectus under the section of this prospectus entitled "Where You Can Find More Information," that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section of this prospectus beginning on page 2. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" section and other sections of this prospectus, and other cautionary statements in documents which are incorporated by reference in this prospectus and listed in "Where You Can Find More Information" on page 14.


                    ABOUT CADIZ AND SUN WORLD

     Cadiz' primary businesses consist of water resource management and agricultural operations on both a domestic and international scope. Our assets encompass landholdings with high-quality groundwater resources, prime agricultural properties located throughout central and southern California with secure and reliable water rights, and other contractual water rights. We believe that our access to water provides us with a competitive edge both as a major agricultural concern and as a supplier of water.

     Our wholly-owned subsidiary, Sun World International, Inc., is one of the largest developers, growers, packers and marketers of proprietary fruits and vegetables in California. Sun World also adds valuable water rights to our existing water resource management operations. We also hold properties that are underlain by excellent groundwater resources with potential for water storage and supply programs, and agricultural, municipal, recreational and industrial development. We expect to utilize our resources to participate in a broad variety of water storage and supply, transfer, exchange and conservation programs with public agencies and other parties.

     We continually seek to develop and manage our water and agricultural resources for their highest and best uses. We also continue to evaluate acquisition opportunities which are complementary to our current portfolio of water and agricultural resources.

     Our principal executive offices are located at 100 Wilshire
Boulevard, Suite 1600, Santa Monica, California 90401-1111 and our telephone number is (310) 899-4700.

                       RECENT DEVELOPMENTS

     On October 22, 2001 and November 28, 2001, we issued Series E-1 Convertible Preferred Stock and Series E-2 Convertible Preferred Stock, respectively, for cash payments totaling $7,500,000. Cadiz is using the proceeds of these financing transactions for general corporate and working capital purposes. We issued the Series E-1 and Series E-2 Convertible Preferred Stock to two investment funds, OZ Master Fund, Ltd. and OZF Credit Opportunities Master Fund, Ltd., which are indirectly affiliated with each other. In order to induce the two funds to purchase the Series E-1 and Series E-2 Convertible Preferred Stock, we issued to them a total of 40,000 shares of common stock and warrants to purchase 215,000 shares of common stock. All 215,000 warrants have an initial exercise price of $7.50. 70,000 of these warrants are exercisable immediately and expire on

October 22, 2004. An additional 70,000 of these warrants are exercisable immediately and expire on November 28, 2004.
The remaining 75,000 warrants may become exercisable, if at all, if Cadiz elects to convert the Series E-1 or Series E-2 Convertible Preferred Stock to common stock and other conditions as set forth in the terms governing the Series E-1 and Series E-2 Convertible Preferred Stock are met. We describe the terms of all warrants in greater detail in the section of this prospectus called "Description of Securities" on page 7.

     The shares of Series E-1 and Series E-2 Convertible Preferred Stock, having a total liquidation value of $7,500,00, plus any accrued and unpaid dividends, are convertible into shares of Cadiz common stock at an initial conversion price of $7.50. The closing price of Cadiz' common stock as of October 22, 2001, the date the Series E-1 Preferred Stock was issued, was $8.28. The closing price of Cadiz' common stock as of November 28, 2001, the date the Series E-2 Preferred Stock was issued, was $7.70. The conversion price of both the Series E-1 Convertible Preferred Stock and the Series E-2 Convertible Preferred Stock is subject to "anti-dilution" adjustments as described in this prospectus on page 7 under the caption "Description of Securities."

     In December 2000, we obtained loans totaling $5 million from OZ Master Fund, Ltd. and OZF Credit Opportunities Master Fund, Ltd., the selling securityholders. The two funds together own 5,000 shares of our Series D convertible preferred stock, 3,750 shares of our Series E-1 Convertible Preferred Stock and 3,750 shares of our Series E-2 Convertible Preferred Stock. As of January 22, 2002, they collectively hold $16,082,000 principal amount of Sun World's $115 million 11-1/4% First Mortgage Notes due April 15, 2004.

     On January 16, 2002, we announced our agreement in principle with Kingdom Agricultural Development Company (KADCO), a private Egyptian company owned by HRH Prince Alwaleed Bin Talal Bin Abdul Aziz Alsaud, to combine the businesses of Sun World International, Inc., our wholly-owned agricultural subsidiary, and KADCO. Following the proposed combination, KADCO's shareholders will have a 49.75% interest in the combined business, while Cadiz will retain an ownership interest of 50.25%. KADCO owns, and is currently engaged in, the development of approximately 100,000 acres of land and associated water resources forming part of the Tushka Project in Southern Egypt for which Sun World has been acting as exclusive manager since 1999, and prior to the proposed combination, KADCO expects to have cash resources of approximately $85 million. The proposed combination is subject to a number of important conditions as described under the caption "Risk Factors" on page 2.

                          RISK FACTORS

     An investment in shares of Cadiz common stock or warrants to purchase shares of Cadiz common stock involves a high degree of risk. You should carefully consider the following factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

     WE HAVE A HISTORY OF OPERATING LOSSES AND MAY NEVER ACHIEVE AND MAINTAIN PROFITABILITY UNLESS WE SUCCESSFULLY IMPLEMENT OUR WATER DEVELOPMENT PROGRAMS. Our net losses were $7.5 million for the year ended December 31, 1998, $8.6 million for the year ended December 31, 1999 and $22.5 million for the year ended December 31, 2000. We have derived substantially all of our revenues to date from our agricultural operations as conducted through our Sun World subsidiary. Until such time, if ever, as we generate significant revenues from our water development programs, our consolidated results of operations will be largely dependent upon the results of our agricultural operations. We may never become profitable unless we are able to successfully implement our water development programs. If we do become profitable, we may not be able to remain profitable.

     FACTORS OUTSIDE OF OUR CONTROL CAN AFFECT THE PROFITABILITY OF OUR AGRICULTURAL OPERATIONS. As a result, we cannot assure you that our agricultural operations will be commercially profitable. Numerous factors can affect the price, yield and marketability of our crops. Crop prices may vary greatly from year to year as a result of the relationship between production and market demand. For example, the production of a particular crop in excess of demand in any particular year will depress market prices, and inflationary factors and other unforeseeable economic changes may also, at the same time, increase our operating costs. Adverse weather conditions, insects, blight or other diseases, labor boycotts or strikes and shortages of competent laborers could also affect the profitability of our agricultural operations, as could changes in governmental policies and industry production levels.

     IF WE DO NOT RECEIVE THE APPROVAL OF GOVERNMENTAL
REGULATORS, WE WILL NOT BE ABLE TO IMPLEMENT OUR WATER
DEVELOPMENT PROGRAMS. Groundwater development, and the export of surplus groundwater for sale to single entities such as public water agencies, are not subject to regulation by existing statutes, other than general environmental statutes applicable to all development programs. We are in the process of obtaining the required federal and local regulatory approvals of one of our water development programs, the Cadiz Groundwater Storage and Dry-Year Supply Program. Under the proposed terms of this program, during wet years, the Metropolitan Water District of Southern California will store surplus Colorado River water in the aquifer system underlying our property and during dry years, the stored water, together with indigenous ground water, will be extracted and delivered by pipeline to Metropolitan's service area. We cannot assure you that we will be successful in obtaining the necessary approvals for this program by our target of spring 2002 or at all. Even if we obtain these approvals, we cannot assure you that the Cadiz Groundwater Storage and Dry-Year Supply
Program will become operational, if at all, by our target of 18-24 months after we obtain these approvals. Nor can we assure you that we will be able to receive regulatory approvals for, or successfully implement, any of our other water development programs.

     IF WE DO NOT REACH A FINAL AGREEMENT WITH THE METROPOLITAN WATER DISTRICT OF SOUTHERN CALIFORNIA, WE WILL NOT BE ABLE TO IMPLEMENT THE CADIZ GROUNDWATER STORAGE AND DRY-YEAR SUPPLY PROGRAM. In July 1998, Cadiz and Metropolitan approved "principles", or outline terms, for a 50-year agreement governing the Cadiz Groundwater Storage and Dry-Year Supply Program. Following extensive negotiations, Cadiz and Metropolitan further refined the "principles" to reach agreement on the basic economic terms of the program and allocate responsibilities under the program. Metropolitan's board of directors approved these definitive terms in April 2001. These definitive terms will serve as the basis for a final agreement to be executed by Cadiz and Metropolitan. Metropolitan will not enter into a final agreement with Cadiz until Cadiz receives the required approvals from federal and state regulators. As discussed in the preceding paragraph, we cannot assure you that we will be able to obtain the required approvals. Even if we do obtain the required approvals, we cannot assure you that we will be able to reach agreement with Metropolitan on the final terms of the Cadiz Groundwater Storage and Dry-Year Supply Program.

     LITIGATION BY ENVIRONMENTAL GROUPS MAY DELAY OR PREVENT THE IMPLEMENTATION OF OUR WATER DEVELOPMENT PROGRAMS. If we are successful in obtaining the necessary approvals from environmental regulators to implement our water development programs, including the Cadiz Groundwater Storage and Dry-Year Supply Program, we may face challenges from environmental groups and other opponents of our water development programs. If these groups commence litigation after governmental regulators approve the Cadiz Groundwater Storage and Dry-Year Supply Program, we may be delayed or even prevented from implementing our water development programs.

     IF WE CANNOT OBTAIN ADDITIONAL FINANCING TO FUND DESIGN AND CONSTRUCTION COSTS, WE MAY NOT BE ABLE TO IMPLEMENT OUR WATER DEVELOPMENT PROGRAMS. As we continue to pursue our business strategy, we will require additional financing in connection with our water development programs and construction of those programs. Under currently negotiated terms, Cadiz and Metropolitan will equally share the responsibility for funding the design, construction and implementation costs of the capital facilities for the Cadiz Groundwater Storage and Dry-Year Supply Program. We are analyzing alternatives for funding our 50% share of the estimated $150 million cost of the program capital facilities. These funding alternatives include long-term financing arrangements and utilizing monies we expect to receive from Metropolitan for its initial purchase of indigenous groundwater or storage rights. We cannot assure you that we will be able to finance the costs of implementing the Cadiz Groundwater Storage and Dry-Year Supply Program or any of our other water development programs.

     WE MAY NOT BE ABLE TO MAKE TIMELY PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS, WHICH MAY RESULT IN A FORECLOSURE ON OUR ASSETS. If we cannot generate sufficient cash flow to make timely payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the terms of agreements governing our indebtedness, we may default on our obligations. If we default on our obligations, our lenders may sell off the assets that we have put up as collateral. This, in turn, may result in a cessation or sale of the company's operations.

     As of December 31, 2001, Cadiz had total indebtedness outstanding of $25.1 million and Sun World had total indebtedness outstanding to third parties of $5 million. This indebtedness is made up of term loans and borrowings under revolving credit facilities and first mortgage notes. Sun World has $115 million of 11-1/4% First Mortgage Notes due April 15, 2004. The assets of Cadiz and Sun World have been put up as collateral to secure the payment of the Cadiz and Sun World debt. Cadiz' term loans and revolving credit facility are secured by its real property and water rights, except for property and rights owned by Sun
World.   The Sun World mortgage notes are secured by a first lien
on the assets of Sun World and its subsidiaries, other than growing crops, crop inventories and accounts receivable, which secure the Sun World revolving credit facility. The Sun World mortgage notes are also secured by the stock of Sun World held by Cadiz.

     IF OUR EXISTING CREDIT FACILITIES EXPIRE OR ARE INSUFFICIENT TO MEET OUR NEEDS, WE MAY NOT BE ABLE TO SECURE FINANCING FROM NEW LENDERS TO FUND OUR DAY-TO-DAY AGRICULTURAL OPERATIONS AND IMPLEMENT OUR WATER DEVELOPMENT PROGRAMS. Cadiz and Sun World currently rely on two revolving credit facilities under which they can borrow, collectively, $45 million to meet their working capital needs. $15 million was outstanding under these revolving credit facilities as of December 31, 2001. These revolving credit facilities and $20.2 million of the two company's term loans are scheduled to expire or mature at various times from January 31, 2002 through December 31, 2002. If our current lenders do not renew our loan facilities, we may not be able to obtain credit elsewhere. Even if our current lenders renew our existing loan facilities, we cannot assure you that these lenders will give us additional credit should we need it.

     THE PROPOSED COMBINATION OF OUR SUN WORLD SUBSIDIARY WITH KADCO MAY NOT OCCUR BY OUR TARGET DATE OF APRIL 30, 2002, OR AT ALL, IF NUMEROUS CONDITIONS ARE NOT MET. On January 16, 2002, we announced our agreement in principle with KADCO, a private Egyptian company owned by HRH Prince Alwaleed Bin Talal Bin Abdul Aziz Alsaud, to combine the businesses of Sun World and KADCO. Following the proposed combination, KADCO's shareholders will have a 49.75% interest in the combined business, while Cadiz will retain an ownership interest of 50.25%. The proposed combination is subject to the negotiation and execution of definitive agreements and a number of other important conditions. These include obtaining consents of governmental authorities and third parties with whom we have contracts, including our lenders.
KADCO and Sun World must also complete a "due diligence" review of the other's operations. Finally, KADCO must obtain additional equity financing in order to complete the transaction. We cannot assure you that we will be successful in negotiating the final agreements with KADCO or that the proposed combination will take place.

     WE MAY NOT BE ABLE TO PRICE OUR WATER ON A COMPETITIVE BASIS IF WE DO NOT DEVELOP COST-EFFECTIVE METHODS OF CONSTRUCTING AND MAINTAINING EXTRACTION, MONITORING AND DELIVERY SYSTEMS FOR OUR SURPLUS WATER. We face competition in the development of water resources associated with our properties from several competitors, some of which have significantly greater resources than we do. Since California has scarce water resources and an increasing demand for available water, we believe that price and reliability of delivery are the principal competitive factors affecting transfers of water in California. We cannot assure you that we will be successful in developing cost-effective methods of constructing and maintaining delivery systems for our surplus water.

     IF CURRENT WATER QUALITY STANDARDS CHANGE, OUR COST OF COMPLYING WITH THESE STANDARDS MAY INCREASE SIGNIFICANTLY AND AS A RESULT WE MAY NOT BE ABLE TO SELL OUR WATER TO WATER AGENCIES AT PROFITABLE OR COMPETITIVE PRICES. Both the U.S. Environmental Protection Agency and the California Department of Health Services enforce regulations governing water quality standards and maximum contaminant levels. These regulations affect water agencies that supply water directly to consumers and that may buy or lease water from us. If current standards for contaminants such as arsenic and chromium-6 are revised in the future, our cost of complying with these standards may increase significantly, and we may not be able to sell our surplus water and water rights to these water agencies at profitable or competitive prices.

     FACTORS OUTSIDE OF OUR CONTROL MAY DELAY OR PREVENT THE
IMPLEMENTATION OF OUR WATER DEVELOPMENT PROGRAMS. Factors which may delay or prevent the implementation of our water development programs include:

     * Unforeseen technical difficulties and construction delays;

     * Cost increases;

     * Hydrologic risks of variable water supplies;

     * Risks presented by allocations of water under existing and prospective priorities; and

     * Risks of adverse changes to U.S. federal, state and local laws, regulations and policies.

If any of the events listed above occurs, we cannot assure you that we will be able to implement our water development programs on schedule or at all.

     IF WE ARE UNABLE TO CREATE SUFFICIENT MARKETPLACE DEMAND FOR OUR HIGH QUALITY TRADEMARKED BRANDS OF PRODUCE, OUR AGRICULTURAL BUSINESS MAY BECOME MORE VULNERABLE TO PRICE COMPETITION AND OUR SALES MAY BE REDUCED. The agricultural business is characterized by a limited number of large international food companies, as well as a large number of smaller independent growers and grower cooperatives, including numerous growers from Mexico. No single competitor has a dominant market share in the agricultural industry due to the regionalized nature of these businesses. In order to compete effectively, we emphasize recognition of our trademarked brands and association of these brands with high quality food products. If our marketing efforts and emphasis on the quality of our trademarked brands do not generate sufficient demand for our agricultural products, we may have to lower our prices to be competitive with other producers and our sales could be reduced.

     SEASONAL TRENDS CHARACTERISTIC OF THE AGRICULTURAL INDUSTRY CAUSE SUN WORLD'S OPERATING RESULTS TO FLUCTUATE FROM QUARTER TO QUARTER. Sun World has historically received the majority of its net income during the months of June to October following the harvest and sale of its table grape and stonefruit crops. Due to this concentrated activity, Sun World has historically incurred a loss with respect to its agricultural operations in the other months during the year.

     OUR FAILURE TO COMPLY WITH ENVIRONMENTAL REGULATIONS RELATED TO AGRICULTURAL OPERATIONS COULD RESULT IN SUBSTANTIAL CLEAN-UP COSTS AND CAUSE A DECLINE IN THE VALUE OF OUR PROPERTIES. Our agricultural operations are subject to a broad range of evolving federal, state and local environmental laws and regulations. These regulations govern how we handle, store, transport and dispense products identified as hazardous materials which are generated in the normal course of our agricultural operations.
If we do not properly comply with environmental regulations governing the handling of our hazardous materials, we may be subject to liability for the cleanup of these substances. The costs of cleanup may be substantial. Our failure to comply with these environmental regulations may also cause a decline in the value of our properties.

     OUR FAILURE TO COMPLY WITH FOOD SAFETY REGULATIONS COULD REDUCE THE PROFITABILITY OF OUR AGRICULTURAL OPERATIONS. Our agricultural operations are subject to regulations governing food safety which are enforced by the U.S. Food and Drug Administration, the U.S. Department of Agriculture and other federal, state, local and foreign environmental and health authorities. If we violate these regulations, we may be prevented from selling our agricultural products and become exposed to potential tort liability. These events could adversely affect the marketing of our agricultural products, which in turn could reduce the profitability of our agricultural operations.

     WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD DISCOURAGE OR PREVENT AN ACQUISITION OF OUR COMPANY, EVEN IF THE ACQUISITION WOULD BE BENEFICIAL TO OUR STOCKHOLDERS, AND AS A RESULT OUR MANAGEMENT MAY BECOME ENTRENCHED AND HARD TO REPLACE. Provisions in our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. These provisions include:

     * allowing our board of directors, exclusively, to fix the number of the company's board of directors;

     * allowing our board of directors, exclusively, to fill a vacancy created by an expansion of the board of directors, subject only to the rights of preferred stockholders;

     * allowing our board of directors to issue, without stockholder approval, up to 100,000 shares of preferred stock with terms set by the board of directors;

     * limiting the ability of holders of our outstanding common stock to call a special meeting of our stockholders; and

     * preventing stockholders from taking actions by written consent and requiring all stockholder actions to be taken at a meeting of our stockholders.

    Each of these provisions, as well as selected provisions of Delaware law, could discourage potential takeover attempts, could adversely affect the market price of our common stock and could cause our management to become entrenched and hard to replace.
In addition, we have adopted a stockholder rights plan that, along with the provisions of our Certificate of Incorporation and bylaws, may have the effect of discouraging transactions involving a change of control of our company.

     THE SALE OF SHARES COVERED BY THIS PROSPECTUS AND FUTURE SALES OF COMMON STOCK COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK PRICE AND DILUTE OUR EARNINGS PER SHARE. The registration for resale of common stock under this prospectus increases the number of outstanding shares of our common stock eligible for resale. The sale, or availability for sale, of these shares could cause decreases in the market price of our common stock, particularly in the event that a large number of shares were sold in the public market over a short period of time. Similarly, the perception that additional shares of our common stock could be sold in the public market in the future, could cause a reduction in the trading price of our stock. As of December 31, 2001, there were 36,070,834 shares of common stock and the following securities convertible into common stock outstanding:

     * 1.8 million employee stock options, the common shares underlying which have been registered on registration statements on Form S-8.

     * 1,150,000 warrants outstanding, other than the warrants covered by this prospectus;

     * 819,455 deferred stock units;

     * our Series D Convertible Preferred Stock convertible into
       625,000 shares of common stock; and

     * the Series E-1 and Series E-2 Convertible Preferred Stock covered by this prospectus convertible into one million shares of common stock.

An additional 636,256 shares of our common stock are available for grant under our stock option plan.

     WE ARE RESTRICTED BY CONTRACT FROM PAYING DIVIDENDS AND WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE. As a result, any return on investment on our common stock will depend primarily upon the appreciation in the price of our common stock. To date, we have never paid a cash dividend on our common stock. Our ability to receive distributions from Sun World's cash flow and to pay dividends in turn to our stockholders is restricted by a series of covenants in the indenture governing the Sun World's $115 million of 11-1/4% First Mortgage Notes due April 15, 2004. These covenants do not allow for the payment of dividends unless various financial tests and ratios are met. Similar restrictions are contained in the loan documents governing Sun World's secured $30 million revolving credit facility, Sun World's $5 million unsecured term loan and Cadiz' $15 million revolving credit
facility.   We currently intend to retain all future earnings for
the operation of our business. As a result, we do not anticipate that we will declare any dividends in the foreseeable future.

                    DESCRIPTION OF SECURITIES

     The selling securityholders are offering and selling under this prospectus:

     * warrants to purchase 215,000 shares of common stock and 215,000 shares of common stock issuable upon the exercise of these warrants;

     * 1,368,184 shares of common stock issuable upon conversion of, or as payment of stock dividends on, Cadiz' Series E-1 and Series E-2 Convertible Preferred Stock; and

     * an additional 40,000 shares of common stock.

     The description of our common stock is contained in our registration statement filed with the SEC on Form 8-A on May 8, 1984, file number 012114, as amended by reports on:

     * Form 8-K filed with the SEC on May 26, 1988, file number
       403832;

     * Form 8-K filed with the SEC on June 2, 1992, file number
       92161827; and

     * Form 8-K filed with the SEC on May 18, 1999, file number
       000-12114.

     Of the 215,000 warrants covered by this prospectus, 143,334 are held by OZ Master Fund Ltd. and 71,666 are held by OZF Credit
Opportunities Master Fund, Ltd. The basic terms of these warrants are set forth in the table below:

						WHEN THE
   NAME OF      NUMBER              WARRANTS
   SELLING        OF      EXERCISE   CAN BE		 EXPIRATION
SECURITYHOLDER  WARRANTS    PRICE   EXERCISED             DATE
--------------  --------  --------  ----------       ----------------

OZ Master        46,667     $7.50  Immediately        October 22,2004
Fund, Ltd.
                 46,667     $7.50  Immediately        November 28, 2004

                 25,000*    $7.50  If Cadiz elects    3 years from the
                                   to convert the     the date Cadiz
                                   Series E-1         converts the
                                   Preferred Stock    Series E-1
                                   to common stock    Preferred Stock
                                   on or prior to     to common stock
                                   October 22, 2002

                 25,000*    $7.50  If Cadiz elects    3 years from
                                   to convert the     the date Cadiz
                                   Series E-2         converts the
                                   Preferred Stock    Series E-2
                                   to common stock    Preferred
                                   on or prior to     Stock to
                                   October 22, 2002   common stock

OZF Credit       23,333     $7.50  Immediately        October 22, 2004
Opportunities
Master Fund,
Ltd.
                 23,333     $7.50  Immediately        November 28, 2004

                 12,500*    $7.50  If Cadiz elects    3 years from
                                   to convert the     the date Cadiz
                                   Series E-1         converts the
                                   Preferred Stock    Series E-1
                                   to common stock    Preferred Stock
                                   on or prior to     to common stock
                                   October 22, 2002

                 12,500*    $7.50  If Cadiz elects    3 years from
                                   to convert the     the date Cadiz
                                   Series E-2         converts the
                                   Preferred Stock    Series E-2
                                   to common stock    Preferred Stock
                                   on or prior to     to common stock
                                   October 22, 2002

       The total of 75,000 warrants in the table marked with an asterisk cannot be exercised unless we elect to convert the Series E-1 Convertible Preferred Stock or Series E-2 Convertible Preferred Stock into Cadiz common stock prior to October 22, 2002. We cannot make this election unless the conditions for conversion for these series of preferred stock are satisfied. One of these conditions is that the closing price for our common stock for any 30 consecutive trading day period ending not more than five trading days prior to our submission of a notice of conversion has exceeded $10.50.

     The exercise price and number of shares of common stock which may be purchased upon exercise of any of the warrants held by the OZ Master Fund, Ltd. and OZF Credit Opportunity Master Fund, Ltd. and as described in the table above are subject to "anti-dilution" adjustments in the event of any:

   * Common stock dividend or other distribution to holders of common stock of additional shares of common stock;

   * Subdivision, reclassification or combination of common stock;
                		PAGE 8

   * Issuance to all holders of common stock of rights or warrants to purchase shares of common stock at a price less than the exercise price of the warrants;

   * Declaration of any dividend outside the ordinary course of business;

   * Issuance of common stock at a price less than the exercise price of the warrants; or

   * Issuance of securities convertible into or exchangeable for shares of common stock at a price less than the exercise price of the warrants.

       If any of the "dilution" events listed above occurs, the exercise price of the warrants will be adjusted according to a "weighted average" formula. That is to say, the adjusted exercise price of the warrants will be determined by multiplying the original exercise price by a fraction, the numerator of which will equal the number of shares of common stock outstanding on the date the "dilution" event occurs, and the denominator of which will equal the number of shares of common stock after the "dilution" event occurs. Whenever the exercise price of the warrants is adjusted as described above, the number of shares of common stock purchasable upon exercise of the warrants will be simultaneously adjusted. This adjustment will be made by multiplying the number of common shares issuable upon exercise of the warrants immediately prior to the "dilution" event by the exercise price in effect immediately prior to the "dilution" event and dividing the product so obtained by the adjusted exercise price.

       In addition, if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to March 28, 2002, then Cadiz is obligated to reduce the exercise price of the 215,000 warrants held by the OZ Master Fund, Ltd. and OZF Credit Opportunity Master Fund, Ltd. and covered by this prospectus by twenty-five cents ($0.25) and will be further obligated to reduce the exercise price by an additional twenty-five cents ($0.25) for each additional 30-day period during which the registration statement is not declared effective. However, the exercise price of the warrants will never be less than zero.

      Each of the warrants covered by this prospectus contains a "cashless exercise" provision. This provision allows the warrant holder to pay the exercise price of the warrant by accepting a number of shares of common stock equal to the number of shares of common stock appearing on the face of the warrant multiplied by a fraction, the numerator of which is the excess of the current market price of the common stock over the exercise price of the warrant, and the denominator of which is the current market price of the common stock.

                         USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling securityholders of our common stock or warrants to purchase common stock. However, we will receive an amount equal to the exercise price of the warrants if and when any of these warrants are exercised, unless a selling securityholder exercises its warrants pursuant to the "cashless exercise" provision. We intend to use the net proceeds, if any, from the exercise of the warrants for working capital and general corporate purposes. Temporarily, we may invest the net proceeds from the exercise of the warrants, if any, in high grade short term interest bearing investments.

                SALES BY SELLING SECURITYHOLDERS

     The selling securityholders are offering warrants to purchase up to 215,000 shares of Cadiz common stock and the common stock issuable upon the exercise of these 215,000 warrants, 1,368,184 shares of Cadiz common stock which are issuable upon conversion of, or as payment of stock dividends on, Cadiz' Series E-1 and Series E-2 Convertible Preferred Stock, plus an additional 40,000 shares of common stock. The following table sets forth, as of the date of the prospectus, the name of the selling securityholders, the number of shares of common stock and warrants to purchase common stock that the selling securityholders beneficially own as of December 31, 2001, the number of shares of common stock and warrants to purchase common stock beneficially owned by the securityholders that may be offered for sale from time to time by this prospectus and the number of shares and percentage of common stock and warrants to purchase common stock to be held by the selling securityholders assuming the sale of all the common stock and warrants to purchase common stock offered by this prospectus.

     In December 2000, Sun World borrowed $4,500,000 from OZ Master Fund, Ltd. and $500,000 from OZF Credit Opportunities Master Fund, Ltd., the selling securityholders, pursuant to a credit agreement with each fund. Each loan is unsecured, bears interest at prevailing Eurodollar rates plus 3% per annum and is payable in full on December 31, 2002. At the same time that we borrowed the $5 million from the two funds for an additional $5 million, we issued to them 5,000 shares of our Series D Convertible Preferred Stock, with an initial liquidation value of $5 million. The two funds, together, also own 3,750 shares of our Series E-1 Convertible Preferred Stock, with a liquidation value of $3,750,000 and 3,750 shares of our Series E-2 Convertible Preferred Stock, with a liquidation value of $3,750,000. The funds have informed us that, as of January 22, 2002, they collectively hold $16,082,000 principal amount of Sun World's $115 million 11-1/4% First Mortgage Notes due April 15, 2004.

     Except as indicated above, none of the selling securityholders has held any position or office or had a material relationship with Cadiz or any of its affiliates within the past three years other than as a result of the ownership of Cadiz preferred stock and common stock, warrants to purchase Cadiz common stock and Sun World bonds. Cadiz may amend or supplement this prospectus from time to time to update the disclosure contained in this prospectus.

                 Securities
                Beneficially               Securities    Percentage
   Name of      Owned Prior   Securities  Beneficially   Ownership
   Selling          to        Offered     Owned After     After
Securityholder  Offering(1)   for Sale    Offering(2)   Offering(3)
--------------  ------------ ------------  ------------ -----------
OZ Master       2,297,122(4) 1,082,122(5)   1,215,000(6)    3.4%
Fund, Ltd.

OZF Credit        676,062(7)   541,062(8)     135,000(9)    .004%
Opportunities
Master Fund, Ltd.


     (1) Except as otherwise noted in this prospectus, the number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right.

     (2) Assumes the sale of all shares of common stock offered under this prospectus.

     (3) Based upon 36,070,834 shares of common stock outstanding as of December 31, 2001.

     (4) The 2,297,122 securities beneficially owned by OZ Master Fund, Ltd. prior to this offering include the 1,082,122 securities offered for sale by the selling securityholder pursuant to this prospectus and as described in detail in
     Note 5, plus 1,215,000 additional securities as described in detail in Note 6.

     (5)  The 1,082,122 securities sold by OZ Master Fund, Ltd.
     under this prospectus include common stock and warrants as described in the following table:


       Title Of      Number of
       Security      Securities
      Included In    Included
         This         in this          When the securities will be
      Prospectus     Prospectus        acquired by oz master fund, ltd.
      -----------   -------------     --------------------------------

     Common Stock    26,666 shares     These shares were issued to OZ
                                       Master Fund, Ltd. prior to the
                                       date of this prospectus.

     Common Stock   456,061 shares     These shares will be issued upon the
                                       conversion of, and/or payment of
                                       dividends on, 2,500 shares of Series
                                       E-1 Convertible Preferred Stock
                                       issued to OZ Master Fund, Ltd prior
                                       to the date of this prospectus.

     Common Stock   456,061 shares     These shares will be issued upon the
                                       conversion of, and/or payment of
                                       dividends on, 2,500 shares of Series
                                       E-2 Convertible Preferred Stock
                                       issued to OZ Master Fund, Ltd prior
                                       to the date of this prospectus.

     Warrants to    143,334 warrants   These warrants were issued to OZ
     Purchase                          Master Fund, Ltd prior to the date
     Common Stock                      of this prospectus.

     Common Stock   143,334 shares     These shares will be issued to OZ
     (underlying                       Master Fund, Ltd. upon the exercise
     the warrants                      of the 143,334 warrants described
     to purchase                       above.  The terms of exercise are
     common                            described in this prospectus under
     stock)                            the caption "Description of
                                       Securities."

         TOTAL     1,082,122 shares


     (6) These 1,215,000 securities consist of common stock and warrants for the purchase of common stock and are registered on a registration statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 2001.

     (7) The 676,062 securities beneficially owned by OZF Credit Opportunities Master Fund, Ltd. prior to this offering include the 541,062 securities offered for sale by OZF Credit Opportunities Master Fund, Ltd. pursuant to this prospectus and as described in detail in footnote 8, plus 135,000 additional securities as described in detail in footnote 9.

     (8)  The 541,062 securities sold by OZF Credit Opportunities
     Master Fund, Ltd. under this prospectus include common stock and warrants as described in the following table:

     Title of         Number of
     Security        Securities
   Included in      Included in     When the securities will be
       This            This         acquired by the OZF Credit
    Prospectus       Prospectus     Opportunities Master Fund, Ltd.
    -----------    --------------   -------------------------------

   Common Stock     13,334 shares   These shares were issued to OZF
                                    Credit Opportunities Master Fund,
                                    Ltd. prior to the date of this
                                    prospectus.

   Common Stock    228,031 shares   These shares will be issued upon
                                    the conversion of, and/or payment
                                    of dividends on, 1,250 shares of
                                    Series E-1 Convertible Preferred
                                    Stock issued to OZF Credit
                                    Opportunities Master Fund, Ltd.
                                    prior to the date of this
                                    prospectus.

   Common Stock    228,031 shares   These shares will be issued upon
                                    the conversion of, and/or payment
                                    of dividends on, 1,250 shares of
                                    Series E-2 Convertible Preferred
                                    Stock issued to OZF Credit
                                    Opportunities Master Fund, Ltd.
                                    prior to the date of this
                                    prospectus.

   Warrants to      71,666 warrants  These warrants were issued to OZF
   Purchase                          Credit Opportunities Master Fund,
   Common Stock                      Ltd. prior to the date of this
                                     prospectus.

   Common Stock     71,666 shares    These shares will be issued to
   (underlying                       OZF Credit Opportunities Master
   the warrants                      Fund, Ltd.  upon the exercise of
   to purchase                       71,666 warrants described above.
   common                            The terms of exercise are
   stock)                            described in this prospectus
                                     under the caption "Description of
                                     Securities."

      TOTAL        541,062 shares

(9) These 135,000 securities consist of common stock and warrants and are registered on a registration statement on Form S-3 filed with the Securities and Exchange Commission on January 16, 2001.

                      PLAN OF DISTRIBUTION

     The shares of common stock and warrants to purchase common stock offered by this prospectus will be offered and sold by the selling securityholders named in this prospectus, by their donees or transferees, or by their other successors in interest. Cadiz has agreed to bear the expenses of the registration of the shares and warrants, including legal and accounting fees, other than fees of counsel, if any, retained individually by the selling securityholders, and any discounts or commissions payable with respect to sales of the shares and warrants.

     The selling securityholders from time to time may offer and sell the shares in transactions in the Nasdaq over-the-counter market at market prices prevailing at the time of sale. The selling securityholders from time to time may also offer and sell the shares or warrants in private transactions at negotiated prices. The selling securityholders may sell their shares and warrants directly or to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Such compensation may be in excess of customary commissions.

     From time to time, the selling securityholders may pledge or grant a security interest in some or all of the shares or warrants which they own. If a selling securityholder defaults in performance of its secured obligations, the pledgees or secured parties may offer and sell the shares or warrants from time to time by this prospectus (except, in some cases, if the pledgees or secured parties are broker-dealers or are affiliated with broker-dealers). The selling securityholders also may transfer and donate shares or warrants in other circumstances. Transferees and donees may also offer and sell the shares or warrants from time to time by this prospectus (except, in some cases, if the transferees or donees are broker-dealers or are affiliated with broker-dealers). The number of shares beneficially owned by a selling securityholder will decrease as and when the selling securityholder transfers or donates its shares or warrants or defaults in performing obligations secured by its shares or warrants. The plan of distribution for the shares and warrants offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling securityholders for purposes of this prospectus. If we are notified that a donee, pledgee or other successor in interest of a selling securityholder intends to sell more than 500 shares of our common stock, we will file a supplement to this prospectus which includes all of the information required to be disclosed by
Item 507 of Regulation S-K. Further, Cadiz will file a post-effective amendment to this registration statement upon any change in the plan of distribution.

     The selling securityholders and any broker-dealers acting in connection with the sale of the shares or warrants covered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of the shares or warrants as principals may be deemed to be underwriting compensation under the Securities Act of 1933.

     Cadiz has agreed to indemnify the selling securityholders against liabilities they may incur as a result of any untrue statement or alleged untrue statement of a material fact in the registration statement of which this prospectus forms a part, or any omission or alleged omission in this prospectus or the registration statement to state a material fact necessary in order to make the statements made not misleading. This indemnification includes liabilities that the selling securityholders may incur under the Securities Act of 1933. Cadiz does not have to give such indemnification if the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to Cadiz by the selling securityholders for use in this prospectus or the registration statement.

     Cadiz has advised the selling securityholders of the requirement for delivery of this prospectus in connection with any sale of the shares. Cadiz has also advised the selling securityholder of the relevant cooling off period specified by Regulation M and restrictions upon the selling securityholders' bidding for or purchasing securities of Cadiz during the distribution of shares.

TRANSFER AGENT

     The transfer agent for our common stock is Continental Stock
Transfer & Trust Company, New York, New York.

                          LEGAL MATTERS

     Certain legal matters in connection with the issuance of the securities offered under this prospectus will be passed upon for Cadiz by Miller & Holguin, attorneys at law, Los Angeles,
California.

                             EXPERTS

     The financial statements of Cadiz incorporated in this prospectus by reference to the Annual Report on Form 10-K of Cadiz for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.


               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy and information statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

     The SEC allows us to "incorporate by reference" the information we file with them. This prospectus incorporates important business and financial information about Cadiz which is not included in or delivered with this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the following documents:

     * our Annual Report on Form 10-K for the year ended
       December 31, 2000, filed on March 29, 2001, file number
       000-12114;

     * our Quarterly Report on Form 10-Q for the quarter ended
       March 31, 2001, filed on May 15, 2001, file number 000-
       12114;

     * our Quarterly Report on Form 10-Q for the quarter ended
       June 30, 2001, filed on August 14, 2001, file number 000-
       12114;

     * our Quarterly Report on Form 10-Q for the quarter ended
       September 30, 2001, filed on November 14, 2001, file number 000-12114;

     * our Proxy Statement dated April 9, 2001, filed on
       Schedule 14A on April 10, 2001;

     * our Current Report on Form 8-K dated December 29, 2000, filed on January 3, 2001, file number 000-12114;

     * our Current Report on Form 8-K dated January 6, 2001, filed on January 8, 2001, file number 000-12114;

     * our Current Report on Form 8-K dated and filed on January
       16, 2001, file number 000-12114;

     * our Current Report on Form 8-K dated March 12, 2001, filed on March 14, 2001, file number 000-12114;

     * our Current Report on Form 8-K dated October 22, 2001, filed on October 26, 2001, file number 000-12114;

     * our Current Report on Form 8-K dated January 16, 2002, filed on January 16, 2002, file number 000-12114;

     * the description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, file number 012114, as amended by reports on:

     * Form 8-K filed with the SEC on May 26, 1988, file number
       403832;

     * Form 8-K filed with the SEC on June 2, 1992, file number
       92161827; and

     * Form 8-K filed with the SEC on May 18, 1999, file number
       000-12114.

     * future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered by the selling stockholders have been sold.

     You may obtain a copy of these filings, without charge, by writing or calling us at:

                           Cadiz Inc.
               100 Wilshire Boulevard, Suite 1600
               Santa Monica, California 90401-1111
                  Attention: Investor Relations
                         (310) 899-4700

     If you would like to request these filings from us, please do so at least five business days before you have to make an investment decision.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than on the front of those documents.
				PAGE 15

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the selling securityholders and any discounts or commissions payable with respect to sales of the shares, will be paid by Cadiz. See "Plan of Distribution."

          SEC registration fee             $ 2,971.63
          Printing expenses                      0.00
          Accounting fees and expenses      14,000.00
          Legal fees and expenses           40,000.00
          Miscellaneous                          0.00
                                           -----------
          Total                            $56,971.63
                                           ===========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits Cadiz' Board of Directors to indemnify any person against expenses, attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which he is made a party because he serves or served as a director, officer, employee or agent of Cadiz or of another entity. The language of Section 145 is sufficiently broad to permit indemnification in some situations for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Our Bylaws provide for mandatory indemnification of directors and officers of Cadiz, and those serving at the request of Cadiz as directors, officers, employees, or agents of other entities, to the maximum extent permitted by law. The Bylaws provide that this indemnification shall be a contract right between each of these persons and Cadiz.

     The subscription agreements between Cadiz and the purchasers of the securities registered for resale under this registration statement provide that Cadiz shall indemnify the purchasers for liabilities under the Securities Act of 1933 arising out of untrue statements and omissions of material fact made by Cadiz in this registration statement. The subscription agreements also provide that the purchasers similarly shall indemnify Cadiz and controlling persons of Cadiz for liabilities under the Securities Act of 1933 arising out of untrue statements and omissions of material fact made by the purchasers in this registration statement.

     Cadiz' Certificate of Incorporation provides that a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     (1) for any breach of the director's duty of loyalty to Cadiz or its stockholders;

				PAGE II-1

     (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (3)  under Section 174 of the Delaware General Corporation Law; OR


     (4) for any transaction from which the director derived an improper personal benefit.

Cadiz' Certificate of Incorporation provides that if the Delaware General Corporation Law is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the law as amended. Cadiz also has purchased a liability insurance policy which insures its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON
	    FORM 8-K.

     The following exhibits are filed or incorporated by reference as part of this Registration Statement.

    4.1 Specimen Form of Stock Certificate for Cadiz common stock(1)

     4.2  Cadiz Certificate of Designations of Series A
          Junior Participating Preferred Stock dated May 11,
          1999(2)

     4.3  Cadiz Certificate of Designations of Series D
          Preferred Stock dated December 28, 2000(3)

     4.4 Cadiz Certificate of Correction Filed to Correct the Certificate of Designations of Series D Preferred
          Stock dated December 28, 2000(3)

     4.5  Cadiz Certificate of Designations of Series E-1
          Preferred Stock dated October 22, 2001(4)

     4.6  Cadiz Certificate of Designations of Series E-2
          Preferred Stock dated November 28, 2001(5)

     4.7  Indenture dated as of April 16, 1997 among Sun
          World as issuer, Sun World and certain subsidiaries of Sun World as guarantors, and The Bank of New York, successor in interest to IBJ Whitehall Bank & Trust Company, as trustee, for the benefit of holders of 11-1/4% First Mortgage Notes due 2004 (including as Exhibit A to the Indenture, the form of the Global Note and the form of each Guarantee)(6)

     4.8  Amendment to Indenture dated as of October 9, 1997(7)

     4.9  Amendment to Indenture dated as of January 23, 1998(8)

     4.10 Form of Initial Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd. (45,000 shares) and OZF Credit Opportunities Master Fund, Ltd.
          (5,000 shares), respectively(9)

     4.11 Form of Subsequent Warrant to Purchase Common
          Stock of Cadiz issued to each of OZ Master Fund, Ltd.
          (45,000 shares) and OZF Credit Opportunities Master
          Fund, Ltd. (5,000 shares), respectively(10)

				PAGE II-2

     4.12 Form of First Warrant to Purchase Common Stock of
          Cadiz issued to each of OZ Master Fund, Ltd. (135,000 shares) and OZF Credit Opportunities Master Fund, Ltd.
          (15,000 shares), respectively(11)

     4.13 Form of Second Warrant to Purchase Common Stock of
          Cadiz issued to each of OZ Master Fund, Ltd. (67,500 shares) and OZF Credit Opportunities Master Fund, Ltd.
          (7,500 shares), respectively(12)

     4.14 Form of Initial Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd. (46,667 shares) and OZF Credit Opportunities Master Fund, Ltd.
          (23,333 shares), respectively(5)

     4.15 Form of Initial Mandatory Conversion Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd. (25,000 shares) and OZF Credit Opportunities Master Fund, Ltd. (12,500 shares), respectively(5)

     4.16 Form of Commitment Exercise Warrant to Purchase
          Common Stock of Cadiz issued to each of OZ Master Fund,
          Ltd. (46,667 shares) and OZF Credit Opportunities
          Master Fund, Ltd. (23,333 shares), respectively(5)

     4.17 Form of Commitment Mandatory Conversion Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd. (25,000 shares) and OZF Credit Opportunities Master Fund, Ltd. (12,500 shares), respectively(5)

     5.1 Opinion of Miller & Holguin as to the legality of the securities being registered

    23.1  Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Miller & Holguin (included in its opinion filed as Exhibit 5.1)

    24.1  Power of Attorney (included on signature page)
------------------------
     (1)  Previously filed as an Exhibit to Cadiz' Quarterly
          Report on Form 10-Q for the quarter ended September 30, 1998 filed November 13, 1998.

     (2) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated May 10, 1999 filed on May 18, 1999.

     (3) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated December 29, 2000 filed on January 3,
          2001.

     (4)  Previously filed as an Exhibit to Cadiz' Quarterly
          Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 14, 2001.

     (5)  Previously filed as an Exhibit to Cadiz' Registration
          Statement on Form S-3 (Registration Statement No. 333-
          75006) filed on December 13, 2001.

     (6)  Previously filed as an Exhibit to Amendment No. 1 to
          Cadiz' Registration Statement on Form S-1 (Registration
          Statement No. 333-19109) filed on April 29, 1997.

     (7)  Previously filed as an Exhibit to Amendment No. 2 to
          Sun World's Registration Statement on Form S-4
          (Registration Statement No. 333-31103) filed on October
          10, 1997.

				PAGE II-3

     (8) Previously filed as an Exhibit to Cadiz' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed on March 26, 1998.

     (9)  Previously filed as Exhibits 4.8 and 4.10 to Cadiz'
          Registration Statement on Form S-3 (Registration No.
          333-53768) filed on January 16, 2001.

    (10)  Previously filed as Exhibits 4.9 and 4.11 to
          Cadiz' Registration Statement on Form S-3 (Registration
          No. 333-53768) filed on January 16, 2001.

    (11)  Previously filed as Exhibits 4.12 and 4.13 to
          Cadiz' Registration Statement on Form S-3 (Registration
          No. 333-53768) filed on January 16, 2001.

    (12)  Previously filed as Exhibits 4.14 and 4.15 to
          Cadiz' Registration Statement on Form S-3 (Registration
          No. 333-53768) filed on January 16, 2001.

ITEM 17.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the
		    registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

				PAGE II-4

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

				PAGE II-5

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on January 25, 2002.

                              CADIZ INC.
                              Registrant

                              By:  /s/ Stanley E. Speer
                                   ----------------------------
                                   Stanley E. Speer
                                   Chief Financial Officer

     KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jennifer Hankes Painter and Stanley E. Speer, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE              TITLE               DATE
----------------------  -----------------  -----------------

_______________________ Chief Executive    January 25, 2002
Keith Brackpool             Officer,
                        Chairman of the
                             Board
                           (Principal
                       Executive Officer)

/s/ Stanley E. Speer    Chief Financial    January 25, 2002
____________________        Officer
Stanley E. Speer           (Principal
                         Financial and
                           Accounting
                            Officer)

/s/ Dwight W. Makins        Director       January 25, 2002
____________________
    Dwight W. Makins


/s/ Murray H. Hutchinson    Director       January 25, 2002
_____________________
Murray H. Hutchinson


/s/ Mitt Parker             Director       January 25, 2002
_____________________
    Mitt Parker


/s/ Timothy J. Shaheen      Director       January 25, 2002
____________________
Timothy J. Shaheen


/s/ Anthony L. Coelho       Director       January 25, 2002
_____________________
Anthony L. Coelho

				PAGE II-6


                         EXHIBITS INDEX


Exhibit No.:                       Title of Document
------------   --------------------------------------------------
--

   4.1      Specimen Form of Stock Certificate for Cadiz  common
		stock(1)

   4.2      Cadiz Certificate of Designations of Series A
            Junior Participating Preferred Stock dated May 11,
            1999(2)

   4.3      Cadiz Certificate of Designations of Series D
            Preferred Stock dated December 28, 2000(3)

   4.4 Cadiz Certificate of Correction Filed to Correct the Certificate of Designations of Series D Preferred
            Stock dated December 28, 2000(3)

   4.5      Cadiz Certificate of Designations of Series E-1
            Preferred Stock dated October 22, 2001(4)

   4.6      Cadiz Certificate of Designations of Series E-2
            Preferred Stock dated November 28, 2001(5)

   4.7      Indenture dated as of April 16, 1997 among Sun
            World as issuer, Sun World and certain subsidiaries of Sun World as guarantors, and The Bank of New York, successor in interest to IBJ Whitehall Bank & Trust Company, as trustee, for the benefit of holders of 11-1/4% First Mortgage Notes due 2004 (including as Exhibit A to the Indenture, the form of the Global Note and the form of each Guarantee)(6)

    4.8    Amendment to Indenture dated as of October 9, 1997(7)

    4.9    Amendment to Indenture dated as of January 23, 1998(8)

    4.10 Form of Initial Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd.
           (45,000 shares) and OZF Credit Opportunities Master
           Fund, Ltd. (5,000 shares), respectively(9)

    4.11   Form of Subsequent Warrant to Purchase Common
           Stock of Cadiz issued to each of OZ Master Fund, Ltd.
           (45,000 shares) and OZF Credit Opportunities Master
           Fund, Ltd. (5,000 shares), respectively(10)

    4.12 Form of First Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd.
           (135,000 shares) and OZF Credit Opportunities Master
           Fund, Ltd. (15,000 shares), respectively(11)

    4.13 Form of Second Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd.
           (67,500 shares) and OZF Credit Opportunities Master
           Fund, Ltd. (7,500 shares), respectively(12)

    4.14 Form of Initial Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd.
           (46,667 shares) and OZF Credit Opportunities Master
           Fund, Ltd. (23,333 shares), respectively(5)

    4.15 Form of Initial Mandatory Conversion Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd. (25,000 shares) and OZF Credit Opportunities Master Fund, Ltd. (12,500 shares), respectively(5)

    4.16   Form of Commitment Exercise Warrant to Purchase
           Common Stock of Cadiz issued to each of OZ Master
           Fund, Ltd. (46,667 shares) and OZF Credit
           Opportunities Master Fund, Ltd. (23,333 shares), respectively(5)

    4.17 Form of Commitment Mandatory Conversion Warrant to Purchase Common Stock of Cadiz issued to each of OZ Master Fund, Ltd. (25,000 shares) and OZF Credit Opportunities Master Fund, Ltd. (12,500 shares), respectively(5)

    5.1    Opinion of Miller & Holguin as to the
           legality of the securities being registered

    23.1   Consent of PricewaterhouseCoopers LLP

    23.2 Consent of Miller & Holguin (included in its opinion filed as Exhibit 5.1)

     24.1  Power of Attorney (included on signature page)
---------------------------------------
  (1)  Previously filed as an Exhibit to Cadiz' Quarterly
       Report on Form 10-Q for the quarter ended September 30, 1998 filed November 13, 1998.

   (2) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated May 10, 1999 filed on May 18, 1999.

   (3) Previously filed as an Exhibit to Cadiz' Current Report on Form 8-K dated December 29, 2000 filed on January 3,
       2001.

   (4) Previously filed as an Exhibit to Cadiz' Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 filed on November 14, 2001.

   (5) Previously filed as an Exhibit to Cadiz' Registration
       Statement on Form S-3 (Registration Statement No. 333-
       75006) filed on December 13, 2001.

   (6) Previously filed as an Exhibit to Amendment No. 1 to
       Cadiz' Registration Statement on Form S-1 (Registration
       Statement No. 333-19109) filed on April 29, 1997.

   (7) Previously filed as an Exhibit to Amendment No. 2 to Sun
       World's Registration Statement on Form S-4 (Registration
       Statement No. 333-31103) filed on October 10, 1997.

   (8) Previously filed as an Exhibit to Cadiz' Annual Report on
       Form 10-K for the fiscal year ended December 31, 1997 filed on March 26, 1998.

   (9) Previously filed as Exhibits 4.8 and 4.10 to Cadiz'
       Registration Statement on Form S-3 (Registration No. 333-
       53768) filed on January 16, 2001.

   (10) Previously filed as Exhibits 4.9 and 4.11 to Cadiz'
        Registration Statement on Form S-3 (Registration No. 333-
        53768) filed on January 16, 2001.

   (11) Previously filed as Exhibits 4.12 and 4.13 to Cadiz'
        Registration Statement on Form S-3 (Registration No. 333-
        53768) filed on January 16, 2001.

   (12) Previously filed as Exhibits 4.14 and 4.15 to Cadiz'
        Registration Statement on Form S-3 (Registration No. 333-
        53768) filed on January 16, 2001.